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                                                                      Exhibit 11

                          MEDICAL MANAGER CORPORATION
                 PRIMARY AND FULLY DILUTED EARNINGS PER COMMON
                          AND COMMON EQUIVALENT SHARE
                        THREE MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                        PRO FORMA
                                                    THREE MONTHS      THREE MONTHS
                                                       ENDED              ENDED
                                                    JUNE 30, 1997     JUNE 30, 1997
                                                    -------------     -------------

Net Income                                            $ 2,608            $ 2,608
                                                      =======            =======
EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - PRIMARY:
-----------------------------------------

Weighted average common shares outstanding             18,821             18,821
Common equivalent shares:
          Stock options                                     6                  6
          Stock awards                                      3                  3
                                                      -------            -------
Common and common equivalent shares - primary          18,830             18,830
                                                      =======            =======

Net earnings per share - primary                      $  0.14            $  0.14
                                                      =======            =======

EARNINGS PER COMMON AND COMMON EQUIVALENT
          SHARE - FULLY DILUTED:
-----------------------------------------

Weighted average common shares outstanding             18,821             18,821
Common equivalent shares:
          Stock options                                   429                429
          Stock awards                                     14                 14
                                                      -------            -------
Common and common equivalent shares - fully diluted    19,264             19,264
                                                      =======            =======

Net earnings per share - fully diluted                $  0.14            $  0.14
                                                      =======            =======

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